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                                                                      EXHIBIT 21


                               BERNARD CHAUS, INC.
                              LIST OF SUBSIDIARIES


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



NAME OF COMPANY                                                     STATE OF INCORPORATION/FORMATION
-----------------------------------------------                     --------------------------------
Bernard Chaus International (Hong Kong), Inc.                       Delaware

Bernard Chaus International (Korea), Inc.                           Delaware

Bernard Chaus International (Taiwan), Inc.                          Delaware

Chaus Retail, Inc.                                                  New Jersey

S.L. Danielle Acquisition, LLC.                                     New York

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